news release

FOR RELEASE AT 3:15 AM PT	EXHIBIT 99.1
AUGUST 2, 2024
Chevron Reports Second Quarter 2024 Results
•Reported earnings of $4.4 billion; adjusted earnings of $4.7 billion
•Record Permian production; worldwide production 11 percent higher than last year
•Returned $6 billion cash to shareholders; more than $50 billion over last two years
San Ramon, Calif., August 2, 2024 – Chevron Corporation (NYSE: CVX) reported earnings of $4.4 billion ($2.43 per share - diluted) for second quarter 2024, compared with $6.0 billion ($3.20 per share - diluted) in second quarter 2023. Foreign currency effects decreased earnings by $243 million. Adjusted earnings of $4.7 billion ($2.55 per share - diluted) in second quarter 2024 compared to adjusted earnings of $5.8 billion ($3.08 per share - diluted) in second quarter 2023. See Attachment 4 for a reconciliation of adjusted earnings.
Earnings & Cash Flow Summary

					YTD
	Unit	2Q 2024	1Q 2024	2Q 2023	2Q 2024	2Q 2023
Total Earnings / (Loss)	$ MM	$4,434	$5,501	$6,010	$9,935	$12,584
Upstream	$ MM	$4,470	$5,239	$4,936	$9,709	$10,097
Downstream	$ MM	$597	$783	$1,507	$1,380	$3,307
All Other	$ MM	$(633)	$(521)	$(433)	$(1,154)	$(820)
Earnings Per Share - Diluted	$/Share	$2.43	$2.97	$3.20	$5.40	$6.66
Adjusted Earnings (1)	$ MM	$4,677	$5,416	$5,775	$10,093	$12,519
Adjusted Earnings Per Share - Diluted (1)	$/Share	$2.55	$2.93	$3.08	$5.48	$6.63
Cash Flow From Operations (CFFO)	$ B	$6.3	$6.8	$6.3	$13.1	$13.5
CFFO Excluding Working Capital (1)	$ B	$8.7	$8.0	$9.4	$16.7	$18.5
(1) See non-GAAP reconciliation in attachments
“This quarter, we delivered strong production, enhanced our global exploration portfolio and extended our track record of consistent shareholder returns with over $50 billion of distributions in the last two years,” said Mike Wirth, Chevron’s chairman and chief executive officer. “Despite recent operational downtime and softer margins, we remain poised to deliver significant long-term earnings and cash flow growth.”
Chevron’s global production rose by 11 percent this quarter compared to the year-ago period, driven by the successful integration of PDC Energy, Inc. (PDC) and strong execution in the Permian and Denver-Julesburg (DJ) Basins. Chevron also executed agreements in Namibia, Brazil, Equatorial Guinea, and Angola to increase the company’s global exploration acreage position.

Financial and Business Highlights

					YTD
	Unit	2Q 2024	1Q 2024	2Q 2023	2Q 2024	2Q 2023
Return on Capital Employed (ROCE)%		9.9%	12.4%	13.4%	11.1%	14.1%
Capital Expenditures (Capex)	$ B	$4.0	$4.1	$3.8	$8.1	$6.8
Affiliate Capex	$ B	$0.6	$0.6	$1.0	$1.2	$1.8
Free Cash Flow (1)	$ B	$2.3	$2.7	$2.5	$5.1	$6.7
Free Cash Flow ex. working capital (1)	$ B	$4.8	$3.9	$5.7	$8.6	$11.7
Debt Ratio (end of period)%		12.7%	12.0%	12.0%	12.7%	12.0%
Net Debt Ratio (1) (end of period)%		10.7%	8.8%	7.0%	10.7%	7.0%
Net Oil-Equivalent Production	MBOED	3,292	3,346	2,959	3,319	2,968
(1) See non-GAAP reconciliation in attachments
Financial Highlights
•Second quarter 2024 earnings decreased compared to last year primarily due to lower margins on refined product sales, the absence of prior year favorable tax items and negative foreign currency effects.
•Worldwide net oil-equivalent production was up 11 percent from a year ago primarily due to the PDC acquisition and strong performance in the Permian and DJ Basins in the U.S., partly offset by downtime in Australia.
•Capex in the second quarter of 2024 was up from last year largely due to higher investments in upstream, including post-acquisition spend on legacy PDC assets.
•Cash flow from operations was in line with the year ago period mainly as lower earnings were partially offset by higher dividends from equity affiliates and lower working capital.
•The company returned $6.0 billion of cash to shareholders during the quarter, including dividends of $3.0 billion and share repurchases of $3.0 billion. This is the ninth straight quarter of over $5 billion cash returned to shareholders.
•The company’s Board of Directors declared a quarterly dividend of one dollar and sixty-three cents ($1.63) per share, payable September 10, 2024, to all holders of common stock as shown on the transfer records of the corporation at the close of business on August 19, 2024.
Business Highlights and Milestones
•Completed turnaround on Second Generation Injection plant and progressed start-up of the Wellhead Pressure Management Project with three pressure boost facility compressors online and eight metering stations converted at the company’s affiliate Tengizchevroil.
•Signed agreement to acquire 80 percent working interest in Petroleum Exploration License 82 in the Walvis Basin, further expanding the company’s frontier exploration acreage position offshore Namibia.
•Added frontier exploration acreage positions in the deepwater lower Congo Basin in Angola.
•Signed agreements to acquire two exploration blocks offshore Bioko Island in Equatorial Guinea.
•Secured 15 exploration blocks in the South Santos and Pelotas Basins in Brazil.
•Tested use of unmanned aircraft for detection of spills and leaks at the company’s upstream and pipeline facilities in California pursuant to a first-of-its-kind waiver from the U.S. Federal Aviation Administration.

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Segment Highlights
Upstream

					YTD
U.S. Upstream	Unit	2Q 2024	1Q 2024	2Q 2023	2Q 2024	2Q 2023
Earnings / (Loss)	$ MM	$2,161	$2,075	$1,640	$4,236	$3,421
Net Oil-Equivalent Production	MBOED	1,572	1,573	1,219	1,573	1,193
Liquids Production	MBD	1,132	1,130	916	1,131	896
Natural Gas Production	MMCFD	2,643	2,657	1,817	2,650	1,780
Liquids Realization	$/BBL	$59.85	$57.37	$56.29	$58.61	$57.64
Natural Gas Realization	$/MCF	$0.76	$1.24	$1.23	$1.00	$1.88
•U.S. upstream earnings were higher than the year-ago period primarily due to higher sales volumes and realizations, partly offset by higher depreciation, depletion and amortization and higher operating expenses, mainly from higher production.
•U.S. net oil-equivalent production was up 353,000 barrels per day from a year earlier primarily due to the successful integration of PDC and record high production in the Permian Basin.

					YTD
International Upstream	Unit	2Q 2024	1Q 2024	2Q 2023	2Q 2024	2Q 2023
Earnings / (Loss) (1)	$ MM	$2,309	$3,164	$3,296	$5,473	$6,676
Net Oil-Equivalent Production	MBOED	1,720	1,773	1,740	1,746	1,775
Liquids Production	MBD	823	838	827	831	838
Natural Gas Production	MMCFD	5,378	5,610	5,478	5,494	5,624
Liquids Realization	$/BBL	$74.92	$72.52	$68.06	$73.73	$68.48
Natural Gas Realization	$/MCF	$6.86	$7.25	$7.50	$7.06	$8.25
(1) Includes foreign currency effects	$ MM	$(237)	$22	$10	$(215)	$(46)
•International upstream earnings were lower than a year ago primarily due to the absence of prior year favorable tax effects, lower sales volumes, unfavorable foreign currency effects and lower natural gas realizations, partly offset by higher liquids realizations.
•Net oil-equivalent production during the quarter was down 20,000 barrels per day from a year earlier primarily due to downtime in Australia and exit from Myanmar, partly offset by higher production in Canada, mainly due to the absence of wildfire related shutdowns.

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Downstream

					YTD
U.S. Downstream	Unit	2Q 2024	1Q 2024	2Q 2023	2Q 2024	2Q 2023
Earnings / (Loss)	$ MM	$280	$453	$1,081	$733	$2,058
Refinery Crude Unit Inputs	MBD	900	878	985	889	958
Refined Product Sales	MBD	1,327	1,248	1,295	1,288	1,274
•U.S. downstream earnings were lower compared to last year primarily due to lower margins on refined product sales and higher operating expenses.
•Refinery crude unit inputs, including crude oil and other inputs, decreased 9 percent from the year-ago period primarily due to downtime at the El Segundo, California refinery.
•Refined product sales increased 2 percent compared to the year-ago period.

					YTD
International Downstream	Unit	2Q 2024	1Q 2024	2Q 2023	2Q 2024	2Q 2023
Earnings / (Loss) (1)	$ MM	$317	$330	$426	$647	$1,249
Refinery Crude Unit Inputs	MBD	650	651	634	651	637
Refined Product Sales	MBD	1,485	1,430	1,453	1,457	1,456
(1) Includes foreign currency effects	$ MM	$(1)	$56	$4	$55	$22
•International downstream earnings were lower compared to a year ago primarily due to lower margins on refined product sales.
•Refinery crude unit inputs, including crude oil and other inputs, increased 3 percent from the year-ago period primarily due to lower turnaround activity at the GS Caltex affiliate in South Korea.
•Refined product sales increased 2 percent from the year-ago period.
All Other

					YTD
All Other	Unit	2Q 2024	1Q 2024	2Q 2023	2Q 2024	2Q 2023
Net charges (1)	$ MM	$(633)	$(521)	$(433)	$(1,154)	$(820)
(1) Includes foreign currency effects	$ MM	$(5)	$7	$(4)	$2	$(6)
•All Other consists of worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities and technology companies.
•Net charges increased compared to a year ago primarily due to unfavorable tax items and lower interest income.
Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our oil and gas business, lower the carbon intensity of our operations and grow lower carbon businesses in renewable fuels, carbon capture and offsets, hydrogen and other emerging technologies. More information about Chevron is available at www.chevron.com.
# # #
Contact: Randy Stuart -- +1 713-283-8609

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NOTICE
Chevron’s discussion of second quarter 2024 earnings with security analysts will take place on Friday, August 2, 2024, at 8:00 a.m. PT. A webcast of the meeting will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section. Prepared remarks for today’s call, additional financial and operating information and other complementary materials will be available prior to the call at approximately 3:30 a.m. PT and located under “Events and Presentations” in the “Investors” section on the Chevron website.
As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.
Please visit Chevron’s website and Investor Relations page at www.chevron.com and www.chevron.com/investors, LinkedIn: www.linkedin.com/company/chevron, X: @Chevron, Facebook: www.facebook.com/chevron, and Instagram: www.instagram.com/chevron, where Chevron often discloses important information about the company, its business, and its results of operations.
Non-GAAP Financial Measures - This news release includes adjusted earnings/(loss), which reflect earnings or losses excluding significant non-operational items including impairment charges, write-offs, decommissioning obligations from previously sold assets, severance costs, gains on asset sales, unusual tax items, effects of pension settlements and curtailments, foreign currency effects and other special items. We believe it is useful for investors to consider this measure in comparing the underlying performance of our business across periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. A reconciliation to net income (loss) attributable to Chevron Corporation is shown in Attachment 4.
This news release also includes cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital. Cash flow from operations excluding working capital is defined as net cash provided by operating activities less net changes in operating working capital, and represents cash generated by operating activities excluding the timing impacts of working capital. Free cash flow is defined as net cash provided by operating activities less capital expenditures and generally represents the cash available to creditors and investors after investing in the business. Free cash flow excluding working capital is defined as net cash provided by operating activities excluding working capital less capital expenditures and generally represents the cash available to creditors and investors after investing in the business excluding the timing impacts of working capital. The company believes these measures are useful to monitor the financial health of the company and its performance over time. Reconciliations of cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital are shown in Attachment 3.
This news release also includes net debt ratio. Net debt ratio is defined as total debt less cash and cash equivalents and marketable securities as a percentage of total debt less cash and cash equivalents and marketable securities, plus Chevron Corporation stockholders’ equity, which indicates the company’s leverage, net of its cash balances. The company believes this measure is useful to monitor the strength of the company’s balance sheet. A reconciliation of net debt ratio is shown in Attachment 2.

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CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements relating to Chevron’s operations and lower carbon strategy that are based on management’s current expectations, estimates, and projections about the petroleum, chemicals, and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions, and variations or negatives of these words, are intended to identify such forward-looking statements, but not all forward-looking statements include such words. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the conflict in Israel and the global response to these hostilities; changing refining, marketing and chemicals margins; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures related to greenhouse gas emissions and climate change; the potential liability resulting from pending or future litigation; the risk that regulatory approvals with respect to the Hess Corporation (Hess) transaction are not obtained or are obtained subject to conditions that are not anticipated by the company and Hess; potential delays in consummating the Hess transaction, including as a result of regulatory proceedings or the ongoing arbitration proceedings regarding preemptive rights in the Stabroek Block joint operating agreement; risks that such ongoing arbitration is not satisfactorily resolved and the potential transaction fails to be consummated; uncertainties as to whether the potential transaction, if consummated, will achieve its anticipated economic benefits, including as a result of regulatory proceedings and risks associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the potential transaction that are not waived or otherwise satisfactorily resolved; the company’s ability to integrate Hess’ operations in a successful manner and in the expected time period; the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; changes to the company’s capital allocation strategies; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 20 through 26 of the company’s 2023 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 1
(Millions of Dollars, Except Per-Share Amounts)
(unaudited)

CONSOLIDATED STATEMENT OF INCOME
	Three Months Ended June 30,		Six Months Ended June 30,
REVENUES AND OTHER INCOME	2024	2023	2024	2023
Sales and other operating revenues	$49,574	$47,216	$96,154	$96,058
Income (loss) from equity affiliates	1,206	1,240	2,647	2,828
Other income (loss)	401	440	1,096	803
Total Revenues and Other Income	51,181	48,896	99,897	99,689
COSTS AND OTHER DEDUCTIONS
Purchased crude oil and products	30,867	28,984	58,608	58,391
Operating expenses (1)	7,710	7,224	15,301	14,164
Exploration expenses	263	169	392	359
Depreciation, depletion and amortization	4,004	3,521	8,095	7,047
Taxes other than on income	1,188	1,041	2,312	2,137
Interest and debt expense	113	120	231	235
Total Costs and Other Deductions	44,145	41,059	84,939	82,333
Income (Loss) Before Income Tax Expense	7,036	7,837	14,958	17,356
Income tax expense (benefit)	2,593	1,829	4,964	4,743
Net Income (Loss)	4,443	6,008	9,994	12,613
Less: Net income (loss) attributable to noncontrolling interests	9	(2)	59	29
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$4,434	$6,010	$9,935	$12,584

(1) Includes operating expense, selling, general and administrative expense, and other components of net periodic benefit costs.

PER SHARE OF COMMON STOCK
Net Income (Loss) Attributable to Chevron Corporation
- Basic	$2.43	$3.22	$5.42	$6.70
- Diluted	$2.43	$3.20	$5.40	$6.66
Weighted Average Number of Shares Outstanding (000's)
- Basic	1,825,842	1,867,165	1,834,110	1,879,363
- Diluted	1,833,431	1,875,508	1,841,274	1,888,077

Note: Shares outstanding (excluding 14 million associated with Chevron’s Benefit Plan Trust) were 1,815 million and 1,851 million at June 30, 2024, and December 31, 2023, respectively.

EARNINGS BY MAJOR OPERATING AREA	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Upstream
United States	$2,161	$1,640	$4,236	$3,421
International	2,309	3,296	5,473	6,676
Total Upstream	4,470	4,936	9,709	10,097
Downstream
United States	280	1,081	733	2,058
International	317	426	647	1,249
Total Downstream	597	1,507	1,380	3,307
All Other	(633)	(433)	(1,154)	(820)
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$4,434	$6,010	$9,935	$12,584

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 2
(Millions of Dollars)
(unaudited)

SELECTED BALANCE SHEET ACCOUNT DATA (Preliminary)	June 30, 2024	December 31, 2023
Cash and cash equivalents	$4,008	$8,178
Marketable securities	$—	$45
Total assets	$260,644	$261,632
Total debt	$23,184	$20,836
Total Chevron Corporation stockholders’ equity	$159,233	$160,957
Noncontrolling interests	$1,030	$972

SELECTED FINANCIAL RATIOS
Total debt plus total stockholders’ equity	$182,417	$181,793
Debt ratio (Total debt / Total debt plus stockholders’ equity)	12.7%	11.5%

Adjusted debt (Total debt less cash and cash equivalents and marketable securities)	$19,176	$12,613
Adjusted debt plus total stockholders’ equity	$178,409	$173,570
Net debt ratio (Adjusted debt / Adjusted debt plus total stockholders’ equity)	10.7%	7.3%

RETURN ON CAPITAL EMPLOYED (ROCE)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total reported earnings	$4,434	$6,010	$9,935	$12,584
Noncontrolling interest	9	(2)	59	29
Interest expense (A/T)	103	111	212	217
ROCE earnings	4,546	6,119	10,206	12,830
Annualized ROCE earnings	18,184	24,476	20,412	25,660
Average capital employed (1)	183,469	182,226	183,106	182,197
ROCE	9.9%	13.4%	11.1%	14.1%
(1) Capital employed is the sum of Chevron Corporation stockholders’ equity, total debt and noncontrolling interest. Average capital employed is computed by averaging the sum of capital employed at the beginning and the end of the period.

	Three Months Ended June 30,		Six Months Ended June 30,
CAPEX BY SEGMENT	2024	2023	2024	2023
United States
Upstream	$2,347	$2,296	$4,777	$4,214
Downstream	338	379	767	710
Other	109	90	181	121
Total United States	2,794	2,765	5,725	5,045

International
Upstream	1,121	940	2,250	1,662
Downstream	49	48	77	78
Other	2	4	3	10
Total International	1,172	992	2,330	1,750
CAPEX	$3,966	$3,757	$8,055	$6,795

AFFILIATE CAPEX (not included above)
Upstream	$382	$615	$781	$1,254
Downstream	244	361	468	591
AFFILIATE CAPEX	$626	$976	$1,249	$1,845

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 3
(Billions of Dollars)
(unaudited)

SUMMARIZED STATEMENT OF CASH FLOWS (Preliminary)(1)	Three Months Ended June 30,		Six Months Ended June 30,

OPERATING ACTIVITIES	2024	2023	2024	2023
Net Income (Loss)	$4.4	$6.0	$10.0	$12.6
Adjustments
Depreciation, depletion and amortization	4.0	3.5	8.1	7.0
Distributions more (less) than income from equity affiliates	0.1	(0.5)	(0.6)	(1.4)
Loss (gain) on asset retirements and sales	—	—	—	—
Net foreign currency effects	0.1	0.1	(0.1)	0.1
Deferred income tax provision	0.5	0.7	1.1	1.5
Net decrease (increase) in operating working capital	(2.4)	(3.1)	(3.6)	(4.9)
Other operating activity	(0.3)	(0.4)	(1.8)	(1.4)
Net Cash Provided by Operating Activities	$6.3	$6.3	$13.1	$13.5

INVESTING ACTIVITIES
Capital expenditures (Capex)	(4.0)	(3.8)	(8.1)	(6.8)
Proceeds and deposits related to asset sales and returns of investment	0.1	0.1	0.2	0.3
Other investing activity	(0.1)	(0.3)	(0.1)	(0.3)
Net Cash Used for Investing Activities	$(4.0)	$(3.9)	$(7.9)	$(6.8)

FINANCING ACTIVITIES
Net change in debt	1.3	(1.6)	2.4	(1.7)
Cash dividends — common stock	(3.0)	(2.8)	(6.0)	(5.7)
Shares issued for share-based compensation	0.1	—	0.2	0.2
Shares repurchased	(3.0)	(4.4)	(6.0)	(8.1)
Distributions to noncontrolling interests	—	—	—	—
Net Cash Provided by (Used for) Financing Activities	$(4.6)	$(8.7)	$(9.4)	$(15.3)

EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	—	(0.1)	(0.1)	(0.2)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$(2.2)	$(6.5)	$(4.3)	$(8.7)

RECONCILIATION OF NON-GAAP MEASURES (1)
Net Cash Provided by Operating Activities	$6.3	$6.3	$13.1	$13.5
Less: Net decrease (increase) in operating working capital	(2.4)	(3.1)	(3.6)	(4.9)
Cash Flow from Operations Excluding Working Capital	$8.7	$9.4	$16.7	$18.5

Net Cash Provided by Operating Activities	$6.3	$6.3	$13.1	$13.5
Less: Capital expenditures	4.0	3.8	8.1	6.8
Free Cash Flow	$2.3	$2.5	$5.1	$6.7
Less: Net decrease (increase) in operating working capital	(2.4)	(3.1)	(3.6)	(4.9)
Free Cash Flow Excluding Working Capital	$4.8	$5.7	$8.6	$11.7
(1) Totals may not match sum of parts due to presentation in billions.

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 4
(Millions of Dollars)
(unaudited)

RECONCILIATION OF NON-GAAP MEASURES
	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023			Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
REPORTED EARNINGS	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax

U.S. Upstream			$2,161			$1,640			$4,236			$3,421
Int'l Upstream			2,309			3,296			5,473			6,676
U.S. Downstream			280			1,081			733			2,058
Int'l Downstream			317			426			647			1,249
All Other			(633)			(433)			(1,154)			(820)
Net Income (Loss) Attributable to Chevron			$4,434			$6,010			$9,935			$12,584

SPECIAL ITEMS
Int'l Upstream
Tax items	$—	$—	$—	$—	$225	$225	$—	$—	$—	$—	$95	$95

Total Special Items	$—	$—	$—	$—	$225	$225	$—	$—	$—	$—	$95	$95

FOREIGN CURRENCY EFFECTS
Int'l Upstream			$(237)			$10			$(215)			$(46)
Int'l Downstream			(1)			4			55			22
All Other			(5)			(4)			2			(6)
Total Foreign Currency Effects			$(243)			$10			$(158)			$(30)

ADJUSTED EARNINGS/(LOSS) (1)
U.S. Upstream			$2,161			$1,640			$4,236			$3,421
Int'l Upstream			2,546			3,061			5,688			6,627
U.S. Downstream			280			1,081			733			2,058
Int'l Downstream			318			422			592			1,227
All Other			(628)			(429)			(1,156)			(814)
Total Adjusted Earnings/(Loss)			$4,677			$5,775			$10,093			$12,519

Total Adjusted Earnings/(Loss) per share			$2.55			$3.08			$5.48			$6.63

(1) Adjusted Earnings/(Loss) is defined as Net Income (loss) attributable to Chevron Corporation excluding special items and foreign currency effects.